Exhibit 12.1

VINCENT R. RUSSO

DIRECT LINE: 404-856-3260

Email: vrusso@robbinsfirm.com

July 1, 2015

Groundfloor Finance Inc.

75 Fifth Street, NW, Suite 214

Atlanta, GA 30308

Re:	Groundfloor Finance Inc.
Offering Statement on Form 1-A

Ladies and Gentlemen:

At your request, we have examined Amendment No. 3 to the Offering Statement on Form 1-A (the “Offering Statement”) of Groundfloor Finance Inc., a Georgia corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2015, in connection with the qualification and offering of up to $530,000 aggregate principal amount of Limited Recourse Obligations (the “Securities”) offered by the Company. The Securities will be purchased and sold pursuant to a Form of Investor Agreement (the “Investor Agreement”) and a Form of LRO Agreement (the “LRO Agreement”) in the forms set forth as exhibits to the Offering Statement, and to be entered into between the Company and each purchaser of the Securities (“Purchasers”).

In rendering this opinion, we have examined such records and documents as we have deemed necessary in order to render the opinion set forth herein, including the following:

(1)	The First Amended and Restated Articles of Incorporation of the Company (filed as Exhibit 2.1 of the Offering Statement), Certificate of Conversion of the Company, and the application and Certificate of Authority of the Company’s predecessor.

(2)	The Bylaws of the Company (the “Bylaws”) (filed as Exhibit 2.2 of the Offering Statement).

(3)	The Offering Statement, the Offering Circular included as Part II of the Offering Statement, and the exhibits filed as a part thereof or incorporated therein by reference.

(4)	Action of the Directors of the Company authorizing the offering covered by the Offering Statement.

(5)	Comment letters of the United States Securities and Exchange Commission (“SEC”) dated February 20, 2015, March 27, 2015, May 2, 2015, and June 12, 2015.

ROBBINS ROSS ALLOY BELINFANTE LITTLEFIELD LLC

999 PEACHTREE ST. NE SUITE 1120 ATLANTA GA 30309 www.robinsfirm.com

Groundfloor Finance Inc.

July 1, 2015

(6)	The Company’s responses of March 19, 2015, April 21, 2015, May 22, 2015, and July 1, 2015 to the SEC’s comment letters.

(7)	The Form of Investor Agreement (filed as Exhibit 3.3 of the Offering Statement).

(8)	The Standard Form of LRO Agreement (filed as Exhibit 4.1 of the Offering Statement and incorporated by reference from the Offering Circular).

(9)	A Certificate of Existence issued by the Secretary of State of the State of Georgia, dated August 20, 2014, stating that the Company is qualified to do business and in good standing in accordance with the laws of the State of Georgia, along with the Company’s 2015 Annual Registration with the Secretary of State of the State of Georgia confirming that the Company remains in good standing.

In reviewing documents for this opinion, we have assumed and express no opinion as to the authenticity and completeness of all documents submitted to us, including the conformity of all copies to the originals, and the legal capacity of all persons or entities executing the documents. Additionally, in rendering the opinions set forth below, we have assumed that: (i) each purchaser of the Securities has the legal capacity or power, corporate or other, to enter into and perform all such obligations under the Investor Agreement and LRO Agreement; (ii) any and all representations of the Company are correct as to questions of fact; (iii) unless otherwise exempt, the Securities will be properly qualified in each state in which the Securities are to be offered or sold in accordance with the laws and regulations of those states; and (iv) the public offer or sale of the Securities shall be exempt under Section 3(b) of the Securities Act of 1933 from the registration requirements of the Securities Act.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities:

(a)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether in a proceeding in equity or at law;

(c)	The effect of laws relating to banking, usury or permissible rates of interest for loans, forbearances or the use of money;

(d)	The effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; and

(e)	The financial condition of the Company.

ROBBINS ROSS ALLOY BELINFANTE LITTLEFIELD LLC

Groundfloor Finance Inc.

July 1, 2015

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of Georgia, and, solely with respect to whether the Securities are the valid and binding obligations of the Company, the existing laws of the State of Georgia without regard to principles or laws regarding choice of law or conflict of laws.

This opinion is limited to laws, including rules and regulations, in effect on the date of effectiveness of the Offering Statement. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will advise us in writing of the terms thereof and other information material thereto, and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will timely file any and all supplements or amendments to the Offering Statement and Offering Circular as are necessary to comply with applicable laws in effect from time to time; however, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing, we are of the following opinion that:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Georgia;

(2)	The Company has the power to create the obligation covered by the Offering Statement, and has taken the required steps to authorize entering into the obligation covered by the Offering Statement;

(3)	The Securities have been duly authorized by the Company; and

(4)	The Securities, when paid for by and delivered to the Purchasers in accordance with the terms of the Investor Agreement and LRO Agreement, will be valid, binding obligations of the Company in accordance with the terms therein.

This opinion is intended solely for use in connection with issuance and sale of the Securities subject to the Offering Statement and is not to be relied upon for any other purpose. This opinion is based on facts and law existing as of the first date written above and rendered as of such date. Specifically, and without implied limitation, we assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Offering Statement, compliance with any continuing disclosure requirements that may be applicable, or of any facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

ROBBINS ROSS ALLOY BELINFANTE LITTLEFIELD LLC

Groundfloor Finance Inc.

July 1, 2015

We consent to the use of this opinion as an exhibit to the Offering Statement and to all references to us, if any, in the Offering Statement, the Offering Circular constituting a part thereof and any amendments thereto.

Sincerely yours,

/s/ Vincent R. Russo

Vincent R. Russo
Robbins Ross Alloy Belinfante
Littlefield LLC

ROBBINS ROSS ALLOY BELINFANTE LITTLEFIELD LLC